Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of persons named below agree to the joint filing on behalf of each of them of the foregoing statement on Schedule 13D with respect to the Subordinate Voting Shares of Jushi Holdings Inc. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall constitute one and the same instrument.

Dated: August 31, 2023	/s/ James A. Cacioppo
James A. Cacioppo

OEP OPPORTUNITIES, L.P.
/s/ James A. Cacioppo
Name: James A. Cacioppo
Title: Partner

ONE EAST CAPITAL ADVISORS, LP
/s/ James A. Cacioppo
Name: James A. Cacioppo
Title: Partner

ONE EAST PARTNERS L.P.
/s/ James A. Cacioppo
Name: James A. Cacioppo
Title: Partner

ST 2 LLC
/s/ James A. Cacioppo
Name: James A. Cacioppo
Title: Partner

JAC SERPENTINE LLC
/s/ James A. Cacioppo
Name: James A. Cacioppo
Title: Member

SERPENTINE CAPITAL MANAGEMENT II, LLC
/s/ James A. Cacioppo
Name: James A. Cacioppo
Title: Partner